EXHIBIT 10.19


                                 EMPLOYMENT AGREEMENT
                                 --------------------

               EMPLOYMENT AGREEMENT dated as of January 1, 1995, between Frederick W. Burford, (the "Executive") and TPI Enterprises,
          Inc., a New Jersey corporation ("TPIE"), and TPI Restaurants, Inc. ("Restaurants"), a Tennessee corporation (collectively, the "Companies").

               WHEREAS, Restaurants and the Executive entered into an Employment Agreement dated as of October 1, 1991 (the "Old Agreement") pursuant to which the Executive was employed by Restaurants as Chief Financial Officer;

               WHEREAS, the Companies and the Executive desire to amend and restate the Old Agreement as hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

               1.   Employment;  Term.  Subject to the terms and provisions
                    -----------------
          of this Employment Agreement, the Companies hereby agree to employ the Executive and the Executive hereby agrees to be employed by the Companies for the period commencing on the date hereof and ending on December 31, 199[6], unless sooner terminated as hereinafter provided (the "Employment Term").

               2.   Duties; Full Time  Employment.   During the  Employment
                    -----------------------------
          Term,   the  Executive  shall  be  Chief  Financial  Officer  and
          Executive Vice President of each of TPIE and Restaurants, and shall perform duties commensurate with such positions as shall from time to time be delegated or assigned to him by the Board of Directors of the Companies. During the Employment Term, the Executive shall devote his entire working time, energy and skill to the services of the Companies and the promotion of their interests.

               3.   Place  of Performance.  During the Employment Term, the
                    ---------------------
          Executive shall be based at the Companies' corporate headquarters in West Palm Beach, Florida or such other place to which such corporate headquarters may be relocated. If such relocation occurs, Companies will reimburse Executive's reasonable relocation expenses not to exceed $10,000.

               4.   Compensation
                    ------------

                    (a)  Base  Salary.  As compensation for his services to
                         ------------
               the Companies under this Agreement, the Companies will pay to the Executive during the Employment Term a base salary at the rate of not less than $222,937 per annum, in installments which are customary with the practice of the Companies' payment of salaries to their other senior management employees. On the last Sunday on December 1994 and the last Sunday in December of each year thereafter during the Employment Term, the Executive's base salary shall be increased by an amount which is not less than five percent (5%) of the immediately preceding year's base salary.

                    (b)  Incentive Compensation.   The  Executive shall  be
                         ----------------------
               entitled to receive an annual bonus (the "Bonus"), which shall be paid no later than February 15 of each year during the Employment Term with respect to the immediately preceding year, commencing with the year beginning January 1, 1995. The Bonus shall be calculated and paid as follows:

                         (i) The Bonus for any year (commencing with the year beginning January 1, 1994) shall be the amount equal to 1.50% of the increase in the Companies' Profits attributable to the Companies' operations for the calendar year just ended over the Companies' Profits for the prior year excluding any Restaurants acquired during that Year for which the Bonus is being calculated. "Profits" shall mean earnings attributable to the Companies' operations and shall consist of earnings before reductions for interest payments and taxes but after reductions for depreciation and shall be based on the consolidated earnings of both TPIE and TPI Restaurants, Inc.

                         (ii) When calculating the Bonus for any given year
                    (the "Bonus Year") for restaurants acquired that year in which the Companies have acquired additional restaurants, the Companies shall determine the pro forma effect on the acquisition of such restaurants upon the Companies' financial statements and Profits for the 12-month period immediately preceding the date of such acquisition. The Executive's Bonus with respect to the twelve months after the acquisition of such restaurants shall be the amount equal to 1.50% of the increase in the Profits over the amount of Profits stated in the pro forma financial statements referred to in the immediately preceding sentence. After each newly acquired restaurant has been in operation for twelve months, such restaurant shall be included in the bonus calculation for general operation of the Companies set forth in Section 4(b)(i) above.

                         (iii) In addition to the amounts paid pursuant to Sections 4(b)(i) and 4(b)(ii) above, Executive shall be paid an additional Bonus equal to $16,000 for each percentage point increase in the Companies' same store nominal sales (which shall include menu price increase) each calculated and payable annually, with such amount to be prorated in the case of an increase in nominal sales of less than a full percentage point.

                         (iv) Following the close of each fiscal  year, the
                    Compensation Committee of TPIE's Board will review the Companies' financial performance and make a discretionary grant to the Executive of 10-year stock options that vest pro rata over 5 years, having a strike price equal to the then current market price of TPIE stock, not to exceed options covering 50,000 shares per year.

                         (v) In addition, Executive will be granted additional options expiring on December 31, 1998, having a strike price equal to the market price of TPIE stock on the date of this Employment Agreement as follows:



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


                              (a) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $18 for 20 consecutive trading days;

                              (b) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $19 for 20 consecutive trading days;

                              (c) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $20 for 20 consecutive trading days;

                              (d) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $21 for 20 consecutive trading days;

                              (e) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $22 for 20 consecutive trading days;

                              (f) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $23 for 20 consecutive trading days;

                              (g) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $24 for 20 consecutive trading days;

                              (h) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $25 for 20 consecutive trading days;

                              (i) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $26 for 20 consecutive trading days;

                              (j) Options covering 3,000 shares at such time as the closing price of TPIE stock exceeds $27 for 20 consecutive trading days;

                         (vi) All newly granted options including those set
                    forth in Paragraph 4(b)(v), will terminate fourteen business days after the Executive's termination of employment by the Companies for "Cause", and on the earlier to occur of (i) the expiration of the options,
                    (ii) one year after a termination of employment by the Executive for "Good Reason", or (iii) one year after the Executive's termination of employment by the
                    Companies without "Cause". Existing stock options granted to the Executive under the TPIE 1992 Stock Option and Incentive Plan shall be amended to reflect the foregoing provisions regarding exercisability upon termination of employment. Solely for the purposes and as such terms are defined in TPIE's 1983 Stock Option Plan and 1984 Stock Option Plan, the Companies shall retain the Executive as an "employee" and maintain his "employment" for a period (the "Period") following the Employment Term as set forth below. The Period shall be fourteen business days after the Executive's termination of employment by the Companies for "Cause" and the Period shall be the shorter of (i) from the end of the Employment Term through the date of expiration of the options, and (ii) one year following the end of the Employment Term if the Executive terminates his employment for "Good Reason" or if the

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                    Companies terminate the Executive's employment without
                    "Cause". During the Period, the Executive shall have no duties other than any he may agree to and the Companies shall have no obligations to pay the Executive more than a nominal amount or to provide any employee benefits other than to maintain the continued exercisability of his stock options.

                    (c)  Participation  in  Benefit  Plans.    During   the
                         ---------------------------------
               Employment Term, the Executive shall be entitled to participate in all employee benefit plans generally available to members of the Companies' senior management, including, without limitation, medical benefit plans, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, and shall be entitled to such vacation and other perquisites generally available to members of the Companies' senior management.

               5.   Reimbursement  for  Expenses.     The  Companies  shall
                    ----------------------------
          reimburse the Executive for all reasonable and necessary business, traveling and entertainment expenses and other disbursements incurred by him (in accordance with reasonable policies and procedures established for executive officers of the Companies) for or on behalf of the Companies in the performance of his duties during the Employment Term under this Agreement upon submission to the Companies by the Executive of documentation evidencing such expenses.

               6.   Unauthorized Disclosure; Competitive Activity.
                    ---------------------------------------------

                    (a) During the Employment Term and for a period of two years thereafter (the "Nondisclosure Period"), the Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive to any person, other than an employee of the Companies or a person to whom disclosure is reasonably necessary or appropriate or legally required in connection with the performance by the Executive of his duties as an executive of the Companies, without the written consent of the Board of Directors of the Companies, of any information obtained by the Executive while in the employ of the Companies with respect to any of the Companies'
               business, customers, or methods of distribution, the disclosure of which he knows or has reason to believe will or would be damaging to the Companies; provided that the
                                                         --------
               Executive shall not be prohibited from using or disclosing any information (i) known generally to the public (other than as a result of disclosure by him), (ii) known to the Executive prior to his signing of this Agreement, (iii) which is non-confidential and disclosed to him or (iv) not otherwise considered confidential by a person engaged in the same business as that conducted by the Companies.

                    (b)  Competitive Activity.   The Executive  agrees that
                         --------------------
               during the Noncompetition Period (as defined below), he will not, directly or indirectly, own or operate any restaurant located within five miles of any restaurant owned or operated by the Companies without the written consent of the Board of Directors of the Companies. For purposes of this Agreement the Noncompetition Period shall commence on the Date hereof and terminate:

                         (i) if the Executive terminates his employment hereunder for Good Reason (as defined below), on the Date of Termination, as determined pursuant to Section 7(g);

                         (ii) if  the Executive's  employment hereunder  is
                    terminated by the Companies for Cause (as defined below), on the second anniversary of the Date of Termination, as determined pursuant to Section 7(g);

                         (iii) if the Executive's employment hereunder is terminated for any other reason provided for in the Agreement on or prior to the second anniversary of the Date of Termination, as determined pursuant to Section 7(g).

               7.   Termination.    The  Executive's  employment  with  the
                    -----------
          Companies  shall  terminate   in  accordance  with  the following
          provisions:

                    (a)  Death.    The   Executive's  employment  with  the
                         -----
               Companies shall terminate upon the Executive's death.

                    (b)  Disability.   The Executive's employment  with the
                         ----------
               Companies shall terminate if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the Executive's duties with the Companies for 120 consecutive days, and within thirty days after Notice of Termination (as hereinafter defined) is received by the Executive, the Executive shall not have returned to the full-time performance of his duties.

                    (c)  Cause.      The   Companies  may   terminate   the
                         -----
               Executive's employment for "Cause". For the purposes of this Employment Agreement, the Companies shall have "Cause" to terminate the Executive's employment hereunder upon (1) the willful and continued failure by the Executive to reasonably perform the Executive's duties with the Companies (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after a written demand for performance is delivered to the Executive by the Board of Directors of each of the Companies which specifically identifies and sets forth with particularity the manner in which the Board of Directors of each of the Companies reasonably believes that the Executive has not substantially performed the Executive's duties, (2) the willful engaging by the Executive in dishonesty, fraud, embezzlement or theft, or Executive's conviction of a felony, (3) Executive's chronic alcoholism or the willful engaging by the Executive in unethical business conduct which is materially injurious to the Companies, or (4) a willful breach of Section 6 hereof by the Executive which is materially injurious to the Companies.

                    (d)  Good  Reason.   The  Executive  may  terminate his
                         ------------
               employment   for  "Good  Reason."    For  purposes  of  this
               Agreement, "Good Reason" shall mean:

                         (i) proven criminal conduct by any of the senior officers of the Companies in connection with the operation of the Companies;

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


                         (ii) any  material breach by  the Companies of any
                    provision of this Agreement, which is not remedied within 10 business days after receipt by the Companies of written notice from the Executive; or

                         (iii) failure of the Executive to be elected to, or removal of the Executive from, the position of Chief Financial Officer of TPIE and/or of Restaurants and/or failure of the Executive to be elected to, or removal of the Executive from, the Board of Directors of TPIE and/or Restaurants and/or any material change in the Executive's duties from the duties as they exist on the date hereof.

                    (e)  Without  Cause.  The  Companies may  terminate the
                         --------------
               Executive's employment without "Cause".

                    (f)  Notice of  Termination.  Any  termination pursuant
                         ----------------------
               to clauses (b), (c), (d) or (e) above shall be communicated by written Notice of Termination from the party seeking termination of the Executive's employment. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

                    (g)  Date of Termination.  "Date of  Termination" shall
                         -------------------
               mean (1) if the Executive's employment is terminated due to the expiration of the Employment Term, the date of such expiration; (2) if the Executive's employment is terminated due to the death of the Executive, the date of the
               Executive's death; (3) if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is received by the Executive, provided that the
                                                          --------
               Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty day period; (4) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination;
               (5) if the Executive's employment is terminated by Companies without "Cause", the date specified in the Notice of Termination.

               8.   Compensation During Disability and Upon Termination.
                    ---------------------------------------------------

                    (a) During any period that the Executive fails to perform his duties hereunder as a result of Disability, the Executive shall continue to receive his full base salary at the rate then in effect plus any payments payable under
               Section 4(b) and 4(c) until the Executive's employment is terminated pursuant to Section 7. Thereafter, the Executive's benefits shall be determined in accordance with the Companies' disability insurance plan or its substantial equivalent, or any substitute plan or plans then in effect, if any.

                    (b) If the Executive's employment is terminated due to the Executive's death, the Companies shall pay to the Executive's surviving spouse, or if there is no spouse surviving, then to the Executive's estate, a lump sum cash payment, in an amount equal to the Executive's base salary in effect on the date of the Executive's death for the twelve full months following the month in which such death occurs plus incentive compensation

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


               pursuant to Section 4(b) prorated to date of death, plus any benefits which would have been payable during such three month period pursuant to Section 4(c).

                    (c) If the Executive's employment is terminated for "Cause" pursuant to Section 7(c) hereof, the Companies shall pay the Executive his full base salary at the rate then in effect through the Date of Termination and Executive shall be entitled to receive the option rights as provided in paragraph 4(b) hereof, and the right to exercise same for fourteen business days after termination for "Cause" as provided in paragraph 4(b)(vi) hereof to the extent same are earned or otherwise qualify for exercise by Executive during the fourteen business days following a termination for "Cause", and the Companies shall have no further obligations to the Executive under this Employment Agreement.

                    (d) If the Executive's employment is terminated (1) without "Cause" pursuant to Section 7(e) hereof, or (2) by the Executive with "Good Reason" pursuant to Section 7(d), hereof, the Companies shall pay the Executive his full base salary at the rate then in effect for one year following termination plus accrued bonus to the date of termination, payable when other bonuses for such calendar year are paid by Companies and the Executive shall be entitled to receive the option rights as provided in paragraph 4(b) hereof to the extent same are earned or otherwise qualify for exercise by Executive during the one-year period following a termination by the Companies without "Cause" or by Executive with "Good Reason", and the right to exercise same for one
               (1) year after termination by the Companies without "Cause", or by Executive with "Good Reason", as provided in paragraph 4(b)(vi) hereof.

                    (e) Executive shall have no duty to mitigate the amounts payable under this paragraph 8, and any payments provided for in this paragraph 8 and subparagraph thereof, shall be paid to Executive without regard to any compensation received by Executive from subsequent employers and Companies shall not offset or receive a credit against any amounts otherwise due Executive under this Agreement.

               9.   Indemnification.  The Companies shall indemnify, defend
                    ---------------
          and hold harmless the Executive from and against all obligations, liabilities, demands, claims, actions, losses, damages, costs and expenses, including without limitation, interest, penalties and attorney's fees (at the trial level and/or appellate level) and expenses, arising out of or relating to Executive's employment with the Companies or either one of them, at any time, and such indemnification shall be to the fullest extent allowed or provided by law. The terms of this indemnification provision shall survive the termination of this Agreement and/or Executive's employment.

               10.  Successors; Binding Agreement; Assignment.   Nothing in
                    -----------------------------------------
          this Employment Agreement shall prevent the consolidation of the Companies with, or its merger with or into, any other corporation, or the sale by the Companies of all or substantially all of its properties or assets to any other corporation. The Companies will use their best efforts to cause any corporation succeeding (whether direct or indirect, by purchase, merger or consolidation or otherwise) to all or substantially all of the properties and assets of the Companies (the "Successor") expressly to assume and agree to perform this Employment
          Agreement in the same manner and to the same extent that the Companies would be required to perform it if no such succession had taken place. In the event that any Successor expressly assumes and agrees to perform this Employment Agreement or any of the obligations hereunder, and the Companies assign this Employment Agreement or any part of this Employment Agreement to the Successor, such assumption shall not relieve the Companies of such assumed obligations to the Executive. The
          Executive's rights and obligations under this Employment Agreement shall not be transferable by assignment or otherwise nor shall the Executive's rights be subject to encumbrance or subject to the claims of the Companies' creditors. This Employment Agreement is for the sole benefit of the parties hereto and shall not create any rights in third parties, except as expressly set forth herein.

               11.  Entire Agreement;  Severability.  Except  for executive
                    -------------------------------
          perquisite plan(s), retirement plans, and any other regular employee benefit plans, this Employment Agreement constitutes the entire agreement between the parties hereto in respect of the employment of the Executive by the Companies during the Employment Term and supersedes and replaces any and all prior written agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, including, without limitation, the Old Agreement. The provisions herein shall be regarded as divisible, and if any of such provisions or any part thereof are declared invalid or unenforceable, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

               12.  Governing   Law.      The   validity,   interpretation,
                    ---------------
          construction, performance and enforcement of this Employment Agreement shall be governed by the laws of the State of Tennessee.

               13.  Notices.     All  notices   and  other   communications
                    -------
          hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Companies, to:

                    TPI Enterprises, Inc.
                    East Tower, Suite 903-909
                    777 South Flagler Drive
                    West Palm Beach, Florida  33401
                    Attn:  Chairman of the Board

               If to the Executive to:

                    Fred Burford
                    ___________________
                    ___________________

          or to such other address as the party to whom notice is to be given may, from time to time, designate in writing delivered in a like manner; provided that notices of changes of address shall be
                       --------
          effective only upon receipt thereof. Notice given by mail as set forth above shall be deemed delivered on the fifth day following the date the same is postmarked. Notice delivered in person shall be deemed delivered on the date received.



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


               14.  Modifications  and  Waivers.    No  provision  of  this
                    ---------------------------
          Employment Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any term of provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar terms or provisions at that time or at any prior or subsequent time.

               15.  Headings.  The headings contained herein are solely for
                    --------
          the purpose of reference, are not part of this Employment Agreement and shall not in any way affect the meaning or interpretation of this Employment Agreement.

               16.  Counterparts.     This  Employment  Agreement   may  be
                    ------------
          executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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


               IN WITNESS WHEREOF, the Companies have caused this Employment Agreement to be executed by authority of their respective Board of Directors, and the Executive has hereunto set his hand, the day and year first above written.

                                        TPI ENTERPRISES, INC.


                                        By:       /s/ J. Gary Sharp
                                           --------------------------------
                                        Name:        J. Gary Sharp
                                             ------------------------------
                                        Title:          President
                                              -----------------------------


                                        TPI RESTAURANTS, INC.


                                        By:      /s/ J. Gary Sharp
                                           --------------------------------
                                        Name:       J. Gary Sharp
                                             ------------------------------
                                        Title:         President
                                              -----------------------------

                                              /s/ Frederick W. Burford
                                        -----------------------------------
                                        FREDERICK W. BURFORD


          State of Florida
          County of Palm Beach

          The foregoing instrument was acknowledged  before me this 5th  of
                                                                    ---
          January, 1995, by J. Gary Sharp & Frederick Burford.
          -------           ----------------------------------


               (Seal)                        /s/ Christine Cervantes
                                             -----------------------
                                             Notary Public

                                       Both Personally known to me  X
                                                                   -------------
                                           Produced identification:_____________
                                           Type:________________________________

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